UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2024

IMPEL PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40353	26-3058238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West, Suite 260 Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)

(206) 568-1466

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	IMPLQ	*N/A

*

On December 27, 2023, Nasdaq filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist our common stock from the Nasdaq Stock Market LLC. The delisting became effective on January 8, 2024. The deregistration of the ordinary shares under section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) will be effective 90 days, or such shorter period as the SEC may determine, after the filing date of the Form 25, at which point the ordinary shares will be deemed registered under Section 12(g) of the Exchange Act. Our common stock currently trades on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. under the symbol “IMPLQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below in Item 2.01 in this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 1.03 Bankruptcy or Receivership.

The information set forth below in Item 2.01 in this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.03.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on December 19, 2023, Impel Pharmaceuticals Inc. (the “Company”) and Impel NeuroPharma Australia PTY LTD, its wholly-owned subsidiary (collectively, the “Company Parties”), filed voluntary petitions under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”), thereby commencing Chapter 11 cases for the Company Parties (the “Chapter 11 Cases”).

In connection with the Chapter 11 Cases, on December 18, 2023, the Company entered into a “stalking horse” asset purchase agreement (the “Stalking Horse APA”) with JN Bidco LLC (the “Bidder”) to sell substantially all of the assets of the Company (the “Company Assets,” and such sale, the “Asset Sale”) for (i) $17,500,000 in cash at the closing of the transactions and (ii) an additional amount in cash based on certain net sales and licensing fees generated by certain of the Company Assets, subject to approval by the Bankruptcy Court and other agreed-upon conditions.

On February 1, 2024, the Bankruptcy Court entered an order authorizing the Asset Sale pursuant to the terms of the Stalking Horse APA.

On February 12, 2024, the Company and the Bidder closed the Asset Sale contemplated by the Stalking Horse APA, thereby completing the disposition of the Company Assets.

The foregoing description of the Stalking Horse APA in this Current Report on Form 8-K does not purport to be complete and is subject and qualified in its entirety by reference to the full text of the Stalking Horse APA, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2023 and is incorporated herein by reference.

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Asset Sale, Len Paolillo departed as the Company’s Interim Chief Executive Officer on February 12, 2024. In connection with his resignation, Mr. Paolillo entered into a consulting agreement with the Company, effective as of February 13, 2024 (the “Consulting Agreement”), pursuant to which Mr. Paolillo will assist with the transition of his role and provide advisory services to the Company through June 30, 2024 (such period, the “Consulting Period”). Pursuant to the terms of the Consulting Agreement, Mr. Paolillo will be entitled to a consulting rate of $500.00 per hour during the Consulting Period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPEL PHARMACEUTICALS INC.

Date: February 14, 2024	By:	/s/ Brandon Smith
Brandon Smith
Chief Restructuring Officer